AMENDMENT NO. 4

TRANSFER AGENCY AND SERVICES AGREEMENT

(Thrivent Series Fund, Inc.)

Thrivent Series Fund, Inc. (“TSF”) and Thrivent Financial Investor Services Inc. (“TFISI”) hereby agree that the TRANSFER AGENCY AND SERVICES AGREEMENT, dated as of January 1, 2020, as amended, by and between TSF and TFISI (the “Agreement”), is hereby amended this 1st day of April 2025, to reflect the following changes to Schedule A: (i) removal of Thrivent Low Volatility Equity Portfolio and Thrivent Multidimensional Income Portfolio, which merged into Thrivent Global Stock Portfolio and Thrivent Opportunity Income Plus Portfolio, respectively, effective July 26, 2024; and (ii) name changes of the following Portfolios effective April 30, 2025: Thrivent Balanced Income Plus Portfolio will be named Thrivent Dynamic Allocation Portfolio, Thrivent Diversified Income Plus Portfolio will be named Thrivent Conservative Allocation Portfolio, Thrivent Opportunity Income Plus Portfolio will be named Thrivent Multisector Bond Portfolio, Thrivent International Allocation Portfolio will be named Thrivent International Equity Portfolio, and Thrivent Limited Maturity Bond Portfolio will be named Thrivent Short-Term Bond Portfolio. A revised Schedule A is attached hereto.

THRIVENT SERIES FUND, INC.		THRIVENT FINANCIAL INVESTORSERVICES INC.

By:	/s/ Michael W. Kremenak	By:	/s/ Andrew R. Kellogg
	Michael W. Kremenak		Andrew R. Kellogg
	President		President

ATTEST:			ATTEST:

By:	/s/ John D. Jackson	By:	/s/ John D. Jackson

SCHEDULE A

(Dated April 1, 2025)

Thrivent Aggressive Allocation Portfolio

Thrivent All Cap Portfolio

Thrivent Conservative Allocation Portfolio

Thrivent Dynamic Allocation Portfolio

Thrivent Emerging Markets Equity Portfolio

Thrivent ESG Index Portfolio

Thrivent Global Stock Portfolio

Thrivent Government Bond Portfolio

Thrivent Healthcare Portfolio

Thrivent High Yield Portfolio

Thrivent Income Portfolio

Thrivent International Equity Portfolio

Thrivent International Index Portfolio

Thrivent Large Cap Growth Portfolio

Thrivent Large Cap Index Portfolio

Thrivent Large Cap Value Portfolio

Thrivent Mid Cap Growth Portfolio

Thrivent Mid Cap Index Portfolio

Thrivent Mid Cap Stock Portfolio

Thrivent Mid Cap Value Portfolio

Thrivent Moderate Allocation Portfolio

Thrivent Moderately Aggressive Allocation Portfolio

Thrivent Moderately Conservative Allocation Portfolio

Thrivent Money Market Portfolio

Thrivent Multisector Bond Portfolio

Thrivent Real Estate Securities Portfolio

Thrivent Short-Term Bond Portfolio

Thrivent Small Cap Growth Portfolio

Thrivent Small Cap Index Portfolio

Thrivent Small Cap Stock Portfolio